Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-288382) of Tamboran Resources Corporation,
(2)Registration Statement (Form S-3 No. 333-293057) of Tamboran Resources Corporation,
(3)Registration Statement (Form S-3 No. 333-294908) of Tamboran Resources Corporation,
(4)Registration Statement (Form S-8 No. 333-280558) of Tamboran Resources Corporation, and
(5)Registration Statement (Form S-8 No. 333-296575) of Tamboran Resources Corporation
of our report dated September 25, 2026, with respect to the consolidated financial statements of Tamboran Resources Corporation in this Annual Report (Form 10-K) for the year ended June 30, 2026.

/s/ Ernst & Young
Sydney, Australia
September 25, 2026